UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2010
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, Massachusetts	01701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 508 739 0950

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
          On January 27, 2010, HeartWare International, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities Inc., as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 1,537,305 shares of common stock, par value $0.001 per share (the “Initial Shares”) under the Company’s shelf registration statement, at a purchase price of $33.37 per share (the public offering price of $35.50 per share minus the underwriting discount). The Company also granted the Underwriters an option to purchase 230,595 additional shares of common stock (the “Option Shares” and together with the Initial Shares, the “Shares”) at the public offering price less the underwriting discount, which the Underwriters exercised in full on January 28, 2009. The closing of the sale of the Shares occurred on February 2, 2010.
          The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.
          The opinion of Shearman & Sterling LLP dated February 2, 2010 provided in connection with the offering of the Shares is attached hereto as Exhibit 5.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 27, 2010, between HeartWare International, Inc. and J.P. Morgan Securities Inc. as representative of the Underwriters named therein

5.1	Opinion dated February 2, 2010 of Shearman & Sterling LLP.

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

SIGNATURES
          Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.
Date: February 2, 2010	By:	/s/ David McIntyre
		Name:	David McIntyre
		Title:	Chief Financial Officer